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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cumulus Media Inc.:

         We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-68487, 333-58969, 333-62538 and 333-62542), Form S-3 (Nos.
333-94323 and 333-83980) and Form S-4 (Nos. 333-90990 and 333-113337) of Cumulus
Media Inc. of our report dated March 12, 2004, relating to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Cumulus Media Inc.

         Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.


                                          /s/ KPMG LLP

Chicago, Illinois
March 12, 2004